SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2009
DIAS HOLDING, INC.

(Exact name of Registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

Delaware	333-74396	58-2451191

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

16630 Southfield Road, Allen Park, MI	48101

(Address of principal executive offices)	(Zip Code)
313-928-1254

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)
Check the appropriate box below of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.
(c) On May 27, 2009, the Board of Directors (the “Board”) of DIAS HOLDING, INC. (the “Company”) appointed Mr. Boyd Topham, Mr. Wei-Xin Chang and Rev. Joseph Y. Tai to serve on its Board of Directors.
Boyd Topham (Age 65) Mr. Topham has over 30 years of experience in the financial services industry. Mr. Topham worked for RBC Royal Bank in various capacities from June 1982 until his retirement in January 2001. Mr. Topham worked in risk management from August 1987 until May 1993, for RBC Royal Bank head office in Toronto, Canada overseeing USA multinational accounts. In this capacity Boyd re-engineered RBC’s credit assessment and approval processes which became the standard for RBC’s operations globally. He subsequently moved to Asia to head up RBC’s Taiwan businesses from May 1993 until August 1997. After Taiwan he was promoted to Vice President & General Manager — Greater China and spent the next 5 years in Hong Kong and Singapore. During this tenure he sat as Managing Director, RBC Capital Markets Inc., President, RBC Asia Ltd., President, RBC Trade Asia Ltd. and Director, Royal Trust Asia Group Ltd. Boyd is an Associate Fellow, Institute of Canadian Bankers and also has a diverse background in owning and operating retail businesses in the service sector.
Wei-Xin, Chang (Age: 50). Mr. Chang is the Manager of the CIM/FA Division of Powerchip Semiconductor Corp., a position that he has held since 2002. At Powerchip Semiconductor Corp., Mr. Chang is responsible for wafer fabrication automation manufacture, including Manufacturing Execution System (MES), EQP on-line, Material Control System (MCS) and Automated Material Handling Systems (AMHS). Mr. Chang has 25 years experience in the field of factory automation including using Information Technology to improve manufacturer’s efficiency of production. Mr. Chang has received several awards including the best innovation honor and the best contribution honor at Powerchip Semiconductor Corp. Mr. Chang graduated from the National Taiwan Institute of Technology with a BS Degree in Mechanical Engineering.
Rev. Joseph Y. Tai (Age: 74). From 1983 to the present, Rev. Tai has served as Senior Pastor of Christian Assembly of Suburban Chicago. Rev. Tai has spent more than 50 years ministering to people within the Christian faith. He is a significant voice in promoting Christian values in the commercial market places of North America and Asia.
A copy of the press release is attached as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01 Financial Statement and Exhibits.
(d) Exhibits.
EXHIBIT INDEX
EXHIBITS

Exhibit No.	Description
99.1	Press Release issued by DIAS Holdings. Inc. June 5, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAS HOLDING, INC. (Registrant)
Date: June 5, 2009	By:	/s/ Hung-Lang Huang
Hung-Lang Huang
Chairman, Chief Executive Officer and President of DIAS HOLDING, INC.